Exhibit 16.1

RSM US LLP

811 Barton Springs Rd
November 10, 2020	Suite 550
Austin, TX 78704

Securities and Exchange Commission	T +1 512 476 0717
100 F Street, NE	F +1 512 476 0462
Washington, D.C. 20549	www.rsmus.com

Commissioners:

We have read Vital Farms, Inc. and Subsidiaries’ statements included in the section entitled “Changes in Independent Registered Public Accounting Firm” in the Registration Statement on Form S-1 filed on November 10, 2020, and we agree with such statements concerning our firm contained therein.

/s/ RSM US LLP